UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2024

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

4870 Sadler Road, Ste 300

Glen Allen, VA 23060

(Address of principal executive offices and zip code)

(804) 487-8196

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	The Nasdaq Stock Market LLC ((Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2024, Adial Pharmaceuticals, Inc. (the “Company,” “we,” “us” or “our”) entered into a Purchase Agreement (the “Purchase Agreement”) with Alumni Capital LP (“Alumni Capital”). Pursuant to the Purchase Agreement, the Company has the right to sell to Alumni Capital up to the lesser of (i) $5,000,000 of newly issued shares, subject to increase to $10,000,000 at the option of the Company (the “Investment Amount”), of the shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) the Exchange Cap (as defined below) (subject to certain conditions and limitations), from time to time during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company and the Company is under no obligation to sell securities pursuant to this arrangement. Shares of Common Stock may be sold by the Company pursuant to this arrangement over a period ending on the earlier of December 31, 2026 or the date on which Alumni Capital shall have purchased Shares pursuant to the Purchase Agreement for an aggregate purchase price of the Investment Amount; provided, however that the Company can terminate the Agreement at any time upon ten days prior written notice, subject to the satisfaction of the conditions in the Purchase Agreement.

Upon the satisfaction of the conditions in the Purchase Agreement, including that a registration statement that we agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Purchase Agreement is declared effective by the SEC and a final prospectus in connection therewith is filed with the SEC, we will have the right, but not the obligation, from time to time at our sole discretion over the period described above, to direct Alumni Capital to purchase up to a fixed maximum amount of shares of Common Stock as set forth in the Purchase Agreement; provided, that Alumni Capital’s maximum commitment under any single fixed purchase will not exceed the greater of (i) $500,000 and (ii) 150% of the average daily trading volume of the Common Stock during the five (5) Days immediately prior to the date that we deliver a Purchase Notice, without mutual agreement of Alumni Capital; further provided, however, that the maximum commitment under any single fixed purchase will in no case exceed $1,250,000 or, with mutual agreement of Alumni Capital, $2,500,000.

The purchase price per Share that may be sold to Alumni Capital under the Purchase Agreement in such fixed purchases equals ninety-seven percent (97%) of the lowest daily dollar volume-weighted average price for the Common Stock during the period ending on the earlier of (i) three (3) consecutive trading days period following the date we deliver a purchase notice and (ii) the date on which Alumni Capital notifies us that it is prepared to proceed with the closing, subject to a Minimum Acceptable Price (as defined in the Purchase Agreement). There is no upper limit on the price per share that Alumni Capital might be obligated to pay for the Common Stock under the Purchase Agreement; provided, however, that at no time can the purchase price be below $0.55 per share (subject to adjustment as provided in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring after the date of the Purchase Agreement).

The Company will control the timing and amount of any sales of Shares to Alumni Capital. Actual sales of Shares to Alumni Capital under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for us and our operations.

Under the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”), in no event may we issue more than 1,280,515 Shares (including the Commitment Shares, as defined below), representing 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), to Alumni Capital under the Purchase Agreement, unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap, provided further that the Exchange Cap does not apply to the extent the purchase price is equal to or exceeds the Minimum Price, which is $1.09. If stockholders approval to exceed the Exchange Cap were obtained and all $5,000,000 were to be sold at $0.55 per share, we would issue a total of 9,090,909 shares of Common Stock (not including the Commitment Shares).

In all instances, we may not sell shares of our Common Stock to Alumni Capital under the Purchase Agreement if it would result in Alumni Capital beneficially owning more than 4.99% of the Common Stock.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which the Company sells shares of Common Stock to Alumni Capital. To the extent the Company sells shares under the Purchase Agreement, the Company currently plans to use any proceeds therefrom for strategic opportunities, increasing the staff and capabilities of the Company, working capital and other general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. Alumni Capital has agreed not to cause, or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock during certain periods.

As consideration for Alumni Capital’s irrevocable commitment to purchase Shares upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, concurrently with the execution and delivery of the Purchase Agreement, we issued to Alumni Capital 68,807 shares of Common Stock (the “Commitment Shares”). If we were to elect to increase the number of the shares of Common Stock available for purchase under the Purchase Agreement from $5,000,000 up to a limit of $10,000,000, we would be obligated to issue to Alumni Capital additional shares of Common Stock as a commitment fee equal to 1.5% of the increased amount divided by the closing price of the Common Stock on the date of issuance and delivery by us of the notice to increase such amount.

Pursuant to the Purchase Agreement, we have agreed to file a registration statement with the SEC to register for resale under the Securities Act of 1933, as amended (the “Securities Act”) the shares of our Common Stock that may be issued to Alumni Capital under the Purchase Agreement, including the Commitment Shares. The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon written notice to Alumni Capital, except during any time that Alumni Capital holds any Shares. Neither the Company nor Alumni Capital may assign or transfer its rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties except in writing.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to complete text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with their entry the Purchase Agreement, the Company and Alumni executed a Termination Agreement providing that, effective as of December 13, 2024, the previous Purchase Agreement, dated as of May 31, 2023, by and between the Company and Alumni would be terminated and of no further force or effect.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to complete text of the Termination Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.02.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The shares of Common Stock that have been and may be issued under the Purchase Agreement are being offered and sold in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. Alumni Capital represented that it is an “accredited investor,” as defined in Regulation D, and is acquiring such shares under the Purchase Agreement for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the shares of Common Stock that have been and may be issued to Alumni Capital under the Purchase Agreement have not been registered under the Securities Act or any applicable state securities laws and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares of our Common Stock nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated as of December 13, 2024, by and between Adial Pharmaceuticals, Inc. and Alumni Capital LP
10.2	Termination Agreement, dated as of December 13, 2024, by and between Adial Pharmaceuticals, Inc. and Alumni Capital LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2024	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer

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